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                                                                    EXHIBIT 24.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


North American Technologies Group, Inc.
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 1995, except for Note 6, as to which the date is April 24, 1995 and Notes 4 and 21, as to which the date is September 22, 1995, relating to the consolidated financial statements of North American Technologies Group, Inc. and of our report dated April 13,1995 relating to the financial statements of North American Environmental Group, Inc. and of our report dated October 2, 1995 relating to the financial statements of GAIA Technologies, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                            BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
January 31, 1996